                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ELECTRO RENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                            ELECTRO RENT CORPORATION

                            6060 Sepulveda Boulevard
                         Van Nuys, California 91411-2512

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 11, 2001

DEAR SHAREHOLDERS:

        You are cordially invited to attend the 2001 Annual Meeting of Shareholders of ELECTRO RENT CORPORATION to be held on Thursday, October 11, 2001, at 10:00 o'clock A.M., at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. At the meeting we will:

        1. Elect eight directors to serve as a members of our Board of Directors until the next Annual Meeting or until their successors are elected.

        2. Vote to approve an amendment to Electro Rent's 1996 Director Option Plan increasing the number of shares of Common Stock available for grant under the 1996 Director Option Plan from 50,000 to 100,000.

        3. Vote to approve the selection of Arthur Andersen LLP as our independent public accountants.

        4. Transact and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Shareholders of record at the close of business on August 23, 2001 are entitled to vote at the Annual Meeting. We urge you to vote your shares promptly by signing, dating and marking the enclosed proxy. You have the right to revoke your proxy before it is exercised by giving us written notice any time before the Annual Meeting.

        All shareholders are cordially invited to attend the meeting in person. In any event, please mark, date, sign and return the enclosed proxy.




                                    By Order of the Board of Directors


                                    Steven Markheim, Secretary

DATED:  August 23, 2001

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON OCTOBER 11, 2001. PLEASE RETURN YOUR PROXY IN TIME.

--------------------------------------------------------------------------------

                            ELECTRO RENT CORPORATION
                            6060 SEPULVEDA BOULEVARD
                         VAN NUYS, CALIFORNIA 91411-2512

                          -----------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 11, 2001

                          -----------------------------

             GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING


Unless otherwise noted (1) the terms "Electro Rent," "we," "us," and "our," refer to Electro Rent Corporation and its subsidiaries, Genstar Rental Electronics, Inc., and Electro Rent de Mexico S. A. de C.V. , (2) the terms "Common Stock" and "shareholder(s)" refer to Electro Rent's common stock and the holders of that stock, respectively, and (3) the term "Board" shall refer to our Board of Directors.

        We are furnishing this Proxy Statement to you in connection with our solicitation of proxies at our Annual Meeting of shareholders on October 11, 2001, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended May 31, 2001. However, the Annual Report is not intended to be a part of this Proxy Statement or a solicitation of proxies. We are first mailing this Proxy Statement and the accompanying form of proxy on or about August 23, 2001.

TIME, PLACE AND PURPOSES

        We will hold our Annual Meeting at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512 on Thursday, October 11, 2001 at 10:00 A.M., local time. At the Annual Meeting, we will ask you:

        - To elect eight directors to serve as a members of our Board until the next Annual Meeting or until their successors are elected.

        - To approve an amendment to Electro Rent's 1996 Director Option Plan increasing the number of shares of Common Stock available for grant under the 1996 Director Option Plan from 50,000 to 100,000.

        - To approve the selection of Arthur Andersen LLP as our independent public accountants.

        Although we are not aware of any other matters to be submitted to our shareholders at the Annual Meeting, any other business which properly comes before the meeting may be transacted at the meeting. If other matters do properly come before the meeting, the persons named in the enclosed proxy may vote on such matters in accordance with their best judgment.

RECORD DATE; VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

        Our Board has fixed the close of business on August 23, 2001 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the record date will be entitled to vote at the Annual Meeting.

        As of August 23, 2001, the record date, there were 24,526,164 shares of Common Stock issued and outstanding. Each share is entitled to one vote.

        Holders of a majority of the issued and outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The eight nominees for the Board receiving the greatest numbers of votes at the meeting will be elected to the eight director positions. The amendment to the 1996 Director Option Plan and the selection of Arthur Andersen LLP as our independent accountants must both be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

VOTING AND REVOCATION OF PROXIES

        All shares represented by valid proxies that we receive before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy, unless the proxy has been previously revoked. If no specification is made on a proxy with respect to a proposal, the related shares will be voted "FOR" that proposal. Unless you indicate otherwise, your proxy card also will confer discretionary authority on the board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting.

        You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to our Secretary by mail or by facsimile, by submitting a subsequent later-dated proxy or by voting in person at the Annual Meeting.

COSTS OF SOLICITATION

        We will pay the expenses of printing, assembling and mailing this Proxy Statement. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies without additional compensation, except for reimbursement of actual expenses. They may do so using the mails, in person, by telephone, by facsimile transmission or by other means of electronic communication. We may also make arrangements with brokerage firms and custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock held of record by such persons as of the record date. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending these proxy materials to, and obtaining instructions from, beneficial owners.

RECOMMENDATION OF OUR BOARD

        Our Board unanimously recommends that you vote "FOR" the nominees to be elected to the Board, "FOR" the amendment to the 1996 Director Option Plan increasing the number of shares of Common Stock available for grant under the 1996 Director Option Plan from 50,000 to 100,000, and "FOR" the selection of Arthur Andersen LLP as our independent public accountants.

        If you sign and return your proxy but do not give voting instructions, your shares will be voted as recommended by the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of the record date the holdings (i) by each person who we know owns 5% or more of our Common Stock, (ii) each of our directors, (iii) each person named in the summary compensation table, and (iv) by all directors and officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                                                          COMMON STOCK
                                                                                ---------------------------------
                                                                                NUMBER OF              PERCENT OF
    NAME AND ADDRESS OF OWNER(1)                                                SHARES(2)               CLASS (2)
    ----------------------------                                                ---------             ------------
    Private Capital Management(3) ....................................          5,630,514                 22.96%
       3003 Tamiami Trail North
       Naples, Florida 33940
    Daniel Greenberg(2)(4) ...........................................          4,225,906                 17.18%
    T. Rowe Price Associates, Inc.(5) ................................          3,208,400                 13.08%
       100 East Pratt Street
       Baltimore, Maryland 21202
    Phillip Greenberg(6) .............................................          2,654,773                 10.82%
    William Weitzman(2)(7) ...........................................            456,359                  1.85%
    Gerald D. Barrone ................................................             44,741                     *
    Nancy Y. Bekavac .................................................             35,477                     *
    Dennis M. Clark(2) ...............................................             39,750                     *
    Joseph J. Kearns .................................................             26,991                     *
    S. Lee King ......................................................             26,991                     *
    Steven Markheim(2) ...............................................            108,135                     *
    Michael R. Peevey ................................................             45,281                     *
    Gary B. Phillips(2) ..............................................            148,876                     *
    Will Richeson, Jr ................................................                800                     *
    Executive Officers and Directors as a Group (18 Persons) .........          5,319,362(8)              18.88%

----------

     *    Less than 1%.

     (1) The address of each shareholder is 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, unless otherwise set forth.

     (2) Any shares which are available under options which are currently exercisable or which will become exercisable within 60 days after the date as of which information in this table is provided are considered to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not considered outstanding for the purpose of computing the percentage of shares owned by any other person. The number of shares in this table includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days after the date as of which information in this table is provided as follows: Mr. Greenberg, 70,000 shares; Mr. Weitzman, 164,225 shares; Mr. Phillips, 115,800 shares; Mr. Markheim, 95,750 shares, and Mr. Clark, 39,750 shares.

     (3) Based upon information disclosed in the Form 13F filed by Private Capital Management, it beneficially owns 5,630,514 shares. Based upon information contained in the Schedule 13G filed by Private Capital Management, it has sole voting and disposition power with respect to 25,000 shares and has shared voting and disposition power with respect to 5,228,014 shares. Bruce S. Sherman has sole voting and disposition power with respect to 86,600 shares and has shared voting and disposition power with respect to 5,639,514 shares. Gregg J. Powers has sole voting and disposition power with respect to 34,000 shares and has shared voting and disposition power with respect to 5,630,514 shares. SPS Partners, L.P. has shared voting and disposition power with respect to 402,500 shares.

     (4) Based upon information contained in the Schedule 13G filed by Daniel Greenberg, Mr. Greenberg has sole voting and disposition power with respect to 3,829,947 shares. The 4,225,906 shares reflected in the table include (a) 204,463 shares held by the Electro Rent Corporation Employee Stock Ownership Plan, referred to as the ESOP, for the benefit of Mr. Greenberg, but to which he disclaims beneficial ownership; (b) 121,496 shares held by The Mayer Greenberg Foundation, which Daniel Greenberg has the right to vote, but as to which he disclaims beneficial ownership, and (c) 70,000 shares issuable upon options currently exercisable or exercisable within 60 days after the date as of which information in this table is provided.

     (5) Based upon information contained in the Schedule 13G filed by T. Rowe Price Associates, Inc., it has sole voting power with respect to 435,300 shares and sole dispositive power with respect to 3,208,400 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 2,000,000 shares, but does not have sole or shared dispositive power to any shares.

     (6) Based upon information contained in the Schedule 13G filed by Phillip Greenberg, Mr. Greenberg has sole voting and disposition power with respect to 2,654,773 shares.

     (7)  98,200 of these shares are held in a revocable family trust.

     (8)  Based on publicly available share ownership information and includes
          (a) 788,969 shares underlying options held by executive officers and directors that are currently exercisable or exercisable within 60 days after the date as of which information in this table is provided, (b) 417,503 shares held by the ESOP for the benefit of such executive officers and directors, and (c) 121,498 shares held by The Mayer Greenberg Foundation, which Daniel Greenberg has the right to vote but as to which he disclaims beneficial ownership.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


        The Board has nominated the following eight persons as directors to serve until the next Annual Meeting, or until their successors have been duly elected and qualified. Each of the nominees is now a director of Electro Rent. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Electro Rent. The eight nominees receiving the greatest numbers of votes at the meeting will be elected to the eight director positions. Our Board recommends that you vote FOR each of the nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board's eight nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The schedule below sets forth with respect to each nominee for election as a director the following:

        -       His or her age.

        -       When he or she first became a director.

        - His or her occupation and business experience during the past five years.


        NAME AND PRINCIPAL OCCUPATION                                                                AGE        DIRECTOR SINCE
        -----------------------------                                                                ---        --------------
        Gerald D. Barrone(1) ................................................................        70              1987
           Retired
        Nancy Y. Bekavac(2) .................................................................        54              1992
           President, Scripps College
        Daniel Greenberg ....................................................................        60              1976
           Chief Executive Officer and Chairman of the
           Board of Electro Rent
        Joseph J. Kearns(4) .................................................................        59              1988
           President, Kearns Associates, an investment consulting firm
        S. Lee Kling(5) .....................................................................        72              1996
           Chairman of the Board of Kling Rechter & Co., a merchant banking corporation
        Michael R. Peevey(6) ................................................................        63              1995
           Chairman of the Board and Chief Executive
           Officer, TruePricing Inc., an energy technology company
        Will Richeson, Jr.(7) ...............................................................        77              1989
           Consultant
        William Weitzman ....................................................................        62              1974
           President and Chief Operating Officer of Electro Rent

----------

(1)     From 1991 until 1998 Mr. Barrone was a director of Coast Federal Bank.

(2)     Ms. Bekavac has been president of Scripps College since 1990.

(3)     See "Principal Shareholders."

(4) From 1982 to 1998 Mr. Kearns was Vice President and Chief Financial Officer of the J. Paul Getty Trust. He is a trustee of MAS Funds and Southern California Edison Nuclear Decommissioning Trust.

(5) Mr. Kling is a director of Bernard Chaus, Inc., Engineered Support Systems, Inc., Falcon Products, Inc., Kupper Parker Communications, Inc., Learn2.com, and National Beverage Corp.

(6) From 1995 to 2000 Mr. Peevey was President of New Energy Ventures, LLC, a national energy services company.

(7) Mr. Richeson has been an independent financial consultant for more than five years.

EXECUTIVE OFFICERS

        The schedule below sets forth the name, age and office or offices of each of our executive officers. No executive officer is related by blood, marriage or adoption to any other executive officer, director or nominee for director. Each executive officer has been employed by Electro Rent for more than five years.


                                                                                                              HELD OFFICE OR
NAME                          AGE    OFFICE OR OFFICES                                                        OFFICES SINCE
----                          ---    -----------------                                                        --------------
Daniel Greenberg ........     60     Chairman of the Board and Chief Executive Officer                             1979
William Weitzman ........     62     President and Chief Operating Officer                                         1982
Gary B. Phillips ........     49     Senior Vice President                                                         1983
Steven Markheim .........     48     Vice President, Administration and Secretary                                  1987
Craig R. Jones ..........     55     Vice President and Chief Financial Officer                                    1990
Richard E. Bernosky .....     45     Vice President, Product Management                                            1993
Dennis M. Clark .........     47     Vice President and General Manager - Computer Products and Services Group     1994
Thomas A. Curtin ........     48     Vice President, Sales - Eastern Region and Canada                             1994
Ronald J. Deming ........     52     Vice President, Distribution and Technical Services                           1998
Craig R. Burgi ..........     48     Vice President, Sales - Computer Products                                     1998
John Hart ...............     52     Vice President, Sales - Western Region                                        1998
Peter M. Shapiro ........     57     Vice President, Human Resources                                               1998

BOARD AND COMMITTEES

        The Board meets quarterly and also takes action as required by unanimous written consent. The Board has three standing committees described below. Overall attendance at board and committee meetings exceeded 95%, and no director has attended less than 75% of the meetings in the prior year.

        DIRECTOR COMPENSATION. Directors who are employees receive no additional compensation for their services as directors. Directors who are not employees are paid:

           -    An annual cash retainer of $20,000.

           -    $1,000 for each board meeting which he or she attends.

           - $1,000 for each meeting of the Compensation and Audit Committees which he or she attends.

        AUDIT COMMITTEE. The Audit Committee is generally responsible for:

           - Making recommendations to the Board regarding the engagement of independent public accountants for Electro Rent.

           -    Approving:

                - Our annual report to shareholders (except for portions not required by SEC or NASDAQ rules).

                - Certain non-audit services of the independent public accountants.

           -    Reviewing:

                -    Our quarterly reports to the SEC.

                -    Proposed changes in major accounting policies.

                -    The scope of our annual audit.

                - Reports of compliance of management and operating personnel with our code of ethics.

                -    The adequacy of our system of internal accounting controls.

                - Other factors affecting the integrity of published financial reports.

           Audit Committee Members. All of the Board members except Messrs. Greenberg and Weitzman serve as members of the Audit Committee.

           Audit Committee Meetings. The Audit Committee met twice during the past fiscal year.

           Audit Committee Charter and Audit Committee Disclosures.

           - On February 16, 2000 the Board adopted the Electro Rent Corporation Audit Committee Charter, being the written charter for the audit committee. A copy of the Audit Committee Charter was filed as an appendix to our proxy statement filed in 2000 for our 2000 Annual Meeting of Shareholders.

           - The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Security Dealers ("NASD") listing standards.

           - The Audit Committee has reviewed and discussed the audited financial statements with management.

           - The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61.

           - The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence.

           - Based upon the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K (as incorporated by reference from the annual report to shareholders).

        COMPENSATION COMMITTEE. The Compensation Committee is generally responsible for:

           -    Reviewing the compensation of officers and key employees.

           - Making recommendations to the Board regarding amounts of or changes in compensation including:

                -    Bonuses

                -    Stock Options.

                -    Other management incentives.

           Compensation Committee Members. All of the Board members except Messrs. Greenberg and Weitzman serve as members of the Compensation Committee.

           Compensation Committee Meetings. The Compensation Committee met twice during the past fiscal year.

        1996 STOCK OPTION PLAN COMMITTEE. The 1996 Stock Option Plan Committee grants options under our 1996 Stock Option Plan, as amended, referred to as the "1996 Option Plan." We may grant incentive stock options and nonstatutory stock options under the 1996 Option Plan.

           1996 Option Plan Committee Members. The members of the 1996 Option Committee are Messrs. Barrone, Kearns and Kling, and Ms. Bekavac.

           1996 Option Plan Committee Meetings. The 1996 Option Plan Committee met once during the past fiscal year.

           Options Granted under 1996 Option Plan. Options to purchase 163,800 shares of Common Stock were granted under the 1996 Option Plan in our fiscal year ended May 31, 2001.

        1996 DIRECTOR OPTION PLAN COMMITTEE. The 1996 Director Option Plan Committee grants options under our 1996 Director Option Plan, referred to as the "1996 Director Option Plan." We may grant nonstatutory stock options under the 1996 Director Option Plan to our directors who are not employed by Electro Rent or any of its subsidiaries.

           1996 Director Option Plan Committee Members. The members of the 1996 Stock Option Committee are Messrs. Greenberg and Weitzman, both of whom are ineligible to receive options under the 1996 Director Option Plan.

           1996 Director Option Plan Committee Meetings. The 1996 Option Plan Committee met once during the past fiscal year.

           Options Granted under 1996 Director Option Plan. Options to purchase 8,840 shares of Common Stock were granted under the 1996 Director Option Plan in our fiscal year ended May 31, 2001.

           Proposed Amendment to 1996 Director Option Plan. We propose to adopt an amendment to our 1996 Director Option Plan, which would increase the number of shares of Common Stock available for grant under the 1996 Director Option Plan from 50,000 to 100,000. See "Proposal 2:
           Approval of the Amendment to the 1996 Director Option Plan."

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

        We report that, based solely upon a review of prescribed forms furnished to it, no director, officer or 10 percent shareholder of Electro Rent has failed to file on a timely basis the filings called for by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH MANAGEMENT

        Mr. Greenberg personally rents approximately 600 square feet of space in our building located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, at rates comparable to those paid by other third party tenants.

                             EXECUTIVE COMPENSATION

        The summary compensation table set forth on the opposite page reflects information concerning annual and long-term compensation we paid to our chief executive officer and to each of the other four most highly compensated executive officers (the "Named Executive Officers") for their services to Electro Rent and its subsidiaries in all capacities for the fiscal years ended May 31, 2001, 2000 and 1999.

                                                                                        Long-Term Compensation
                                                                               ------------------------------------
                                            Annual Compensation                         Awards            Payouts
                               ---------------------------------------------   -----------------------  -----------
                                                                  Other        Restricted                              All Other
                                                               Annual Comp-       Stock                    LTIP        Compen-
Name and Principal Position    Year    Salary($)   Bonus($)   ensation($)(1)   Award(s)($)  Options(#)  Payouts ($)   sation($)(2)
---------------------------    ----    ---------   --------   --------------   -----------  ----------  -----------  -------------
Daniel Greenberg               2001    $385,000    $375,000          0               0             0         0          $ 25,592
  Chairman of the Board and    2000     385,000     375,000          0               0             0         0            25,231
  Chief Executive Officer      1999     385,000     290,000          0               0             0         0            27,174

William Weitzman               2001    $335,000    $350,000          0               0        19,500         0          $ 24,658
  President and                2000     335,000     350,000          0               0             0         0            10,844
  Chief Operating Officer      1999     335,000     265,000          0               0             0         0            12,584

Gary B. Phillips               2001    $210,000    $190,000          0               0        11,000         0          $ 12,425
  Senior Vice President        2000     210,000     190,000          0               0             0         0            11,292
                               1999     210,000     150,000          0               0             0         0            15,413

Steven Markheim                2001    $195,000    $150,000          0               0        11,000         0          $ 12,406
  Vice President and           2000     190,000     150,000          0               0             0         0            10,453
  Secretary                    1999     185,000     110,000          0               0             0         0            12,735

Dennis M. Clark                2001    $135,000    $ 80,000          0               0         6,000         0          $  9,604
  Vice President               2000     125,000      80,000          0               0             0         0             7,468
                               1999     115,000      60,000          0               0             0         0             7,287

----------

(1) The value of perquisites and other personal benefits has not been included for fiscal years 2001, 2000 and 1999, because the value of such benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(2) All Other Compensation for fiscal year 2001 includes the following for Messrs. Greenberg, Weitzman, Phillips, Markheim and Clark: (i) Electro Rent matching contributions to the 401(k) Savings Plan of $7,127; $7,127; $7,127; $7,127 and $7,453 for each Named Executive Officer, respectively, (ii) Electro Rent contributions to the Supplemental Executive Retirement Plan of $15,038; $13,191; $4,750, $4,748 and $1,687 on behalf of the Named Executive Officers, respectively, to match a portion of 2001 pretax elective deferred contributions (included under salary) made by each person to such plans, and (iii) Electro Rent payments of term life insurance premiums of $3,426; $4,340; $548; $531 and $464 on behalf of the Named Executive Officers, respectively.

STOCK OPTION PLANS

        1996 Option Plan. The 1996 Option Plan permits the grant of options to officers, employees, directors and consultants of the Company. At May 31, 2001, the 1996 Option Plan had 13,165 shares of Common Stock remaining for future grants.

        The 1996 Option Plan is administered by a committee of the Board composed of Messrs. Barrone, Kearns and Kling, and Ms. Bekavac, who are not eligible to participate in the Plan. Each option is evidenced by written agreement in a form approved by the options committee. No options granted under the 1996 Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

        Under the 1996 Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Electro Rent's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The options committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options. Upon exercise of any option granted under the 1996 Option Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

        1996 Director Option Plan. The 1996 Director Option Plan permits the grant of nonstatutory stock options to our directors who are not employed by Electro Rent or any of its subsidiaries. At May 31, 2001, the 1996 Director Option Plan had 9,523 shares of Common Stock remaining for future grants.

        The 1996 Director Option Plan is administered by Messrs. Greenberg and Weitzman, both of whom are ineligible to receive options under the plan. Each option is evidenced by written agreement in a form approved by the options committee. No options granted under the 1996 Director Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

        Under the 1996 Director Option Plan, non-employee directors may elect to defer all or a portion of their annual retainer and receive nonqualified options equivalent to the amount of the deferred director's fees divided by 75% of the fair market value per share on the date of grant. Upon exercise of the options, the director pays 25% of the fair market value per share on the date of grant. The term of an option granted under this plan is five years. The options committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can an option be exercised before the first anniversary of the date of grant. Upon exercise of any option granted under the 1996 Director Option Plan, the exercise price must be paid in cash.

        We propose to adopt an amendment to our 1996 Director Option Plan, which would increase the number of shares of Common Stock available for grant under the plan from 50,000 to 100,000. See "Proposal 2: Approval of the Amendment to the 1996 Director Option Plan."

OPTION GRANTS IN LAST FISCAL YEAR

        The table below shows information regarding grants of stock options made to the Named Executive Officers under our 1996 Option Plan during the fiscal year ended May 31, 2001. The amounts shown for each of the Named Executive Officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full five or ten year term of the options. The amounts of potential realizable values for all shareholders for the corresponding increases in the market value of 24,526,164 outstanding shares of our stock held by all shareholders as of August 23, 2001, at the 5% and 10% assumed annualized rates over a term of 10 years would total approximately $179.3 million and $454.4 million, respectively. No gain for optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and Electro Rent shareholdings are dependent on the future performance of our stock and overall stock market conditions. We can make no assurance that the potential realizable values shown in this table will be achieved.

                                                                                              Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                                                                                    Appreciation for
                                                 Individual Grants (1)                              Option Term(1)
                          -----------------------------------------------------------         ----------------------------
                                          Percent of Total
                                             Options
                                             Granted to       Exercise
                            Options         Employees in      or Base      Expiration
Name                      Granted (#)        Fiscal Year    Price ($/Sh)       Date             5%($)              10%($)
----                      -----------     --------------    ------------   ----------         --------            --------
Daniel Greenberg                 0              0.00%            --               --          $      0            $      0

William Weitzman            19,500             11.90%       $    11.625      7/13/10          $142,563            $361,281

Gary B. Phillips            11,000              6.72%       $    11.625      7/13/10          $ 80,420            $203,800

Steven Markheim             11,000              6.72%       $    11.625      7/13/10          $ 80,420            $203,800

Dennis M. Clark              6,000              3.66%       $    11.625      7/13/10          $ 43,865            $111,164

----------

(1) Except for Mr. Greenberg, all stock options are awarded at the fair market value of shares of our stock at the date of award, have a term of ten years, and become exercisable as follows: 25% after one year, 50% after two years, 75% after three years, and 100% after four years. Because Mr. Greenberg is the beneficial owner of more than 10% shareholder of Electro Rent, his options are required to be granted at 110% of the fair market value, and the options granted to him may not be exercisable after five years from the date of grant. Mr. Greenberg was not awarded options in fiscal 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


        The following table summarizes for each of the Named Executive Officers the number of stock options exercised during the fiscal year ended May 31, 2001, the aggregate dollar value realized upon exercise, the total number of unexercised options held at May 31, 2001, and the aggregate dollar value of in-the-money, unexercised options held at May 31, 2001. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 2001, which was $16.00 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; actual gains, if any, on exercise will depend on the value of our Common Stock on the date of exercise. There can be no assurance that these values will be realized.


                                                                                                    Value of Unexercised
                                                                Number of Unexercised               In-the Money Options
                            Shares                           Options at Fiscal Year-End(#)        at Fiscal Year-End ($)(1)
                           Acquired          Value           ------------------------------     ------------------------------
     Name               on Exercise (#)    Realized          Exercisable      Unexercisable     Exercisable      Unexercisable
----------------        ---------------   ----------         -----------      -------------     -----------      -------------
Daniel Greenberg                 0        $        0            52,500            17,500        $   38,719        $   12,906

William Weitzman            66,000        $  592,400           151,850            37,000        $1,400,551        $  122,500

Gary B. Phillips            10,000        $  123,013           103,050            18,250        $  675,844        $   69,375

Steven Markheim             19,000        $  245,843            83,000            21,000        $  526,458        $   69,375

Dennis M. Clark                  0        $        0            35,250             9,000        $  273,656        $   32,625


----------

(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option.

OTHER EMPLOYEE BENEFIT PLANS

        We maintain a Savings Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and a frozen Employee Stock Ownership Plan. Under Section 401(k) of the Code, contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and our contributions will be deductible by us when made.

        All of our employees who have attained 18 years of age become eligible to participate in the 401(k) Plan after one year of employment. We have the option to match contributions of participants at a rate determined by our management each year. For participants with three or more years of service, we also may elect to make additional discretionary matching contributions in excess of the rate elected for participants with less than three years of service.

        Our Board determines the amount to be contributed annually to the 401(k) in cash, provided that such contributions shall not exceed the amount deductible for federal income tax purposes. Cash contributions to our 401(k) Plan of $670,000, $756,000 and $899,000 were made for 2001, 2000 and 1999, respectively.

EMPLOYMENT AGREEMENTS

        Our CEO, Daniel Greenberg, and our President, William Weitzman, are employed pursuant to written employment contracts containing a rolling three year term. We entered into these employment agreements in 1986 and amended these agreements in November 1988. The agreements and were further amended and restated in July 1992. None of our other executive officers are employed pursuant to a formal written employment agreement. The terms of the employment agreements of Messrs. Greenberg and Weitzman are described in the report of our Compensation Committee.

        CEO Compensation. For the fiscal year ended May 31, 2001 Mr. Greenberg was paid:

           -    Base salary of $385,000.

           -    Bonus of $375,000.

           - Fringe benefits comparable to those received by salaried employees generally (not exceeding in the aggregate 10% of his base salary).

        During the May 31, 2001 fiscal year the Mr. Greenberg exercised no stock options.

        President Compensation. For the fiscal year ended May 31, 2001 Mr. Weitzman was paid:

           -    Base salary of $335,000.

           -    Bonus of $350,000.

           - Fringe benefits comparable to those received by salaried employees generally (not exceeding in the aggregate 10% of his base salary).

           - Options to purchase 19,500 shares of our Common Stock with an exercise price of $11.625.

        During the May 31, 2001 fiscal year the Mr. Weitzman exercised 66,000 stock options.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee or the Stock Option Committee is or was an Electro Rent officer or employee, or is related to any other member of the Committee, or any member of the Board, or any Electro Rent executive officer by blood, marriage or adoption.

                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

        The Compensation Committee makes recommendations to the Board respecting compensation for the Company's executives including the Chief Executive Officer and the President. It also makes recommendations to the Stock Option Committee respecting the grant of stock options to the executives. In this report, the term "the Company" refers to Electro Rent Corporation and its subsidiaries.

Compensation Philosophy.

        In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following principles:

        Compensation should be meaningfully related to the value created for shareholders. Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

        Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success. Short- and long-term compensation play a critical role in attracting and retaining well-qualified executives. Executive compensation has consisted of three parts: base compensation, bonuses and stock options.

        In recommending base compensation the Compensation Committee has periodically called upon compensation consultants to submit compensation data from comparable companies. The Committee has recommended bonus awards on an annual basis taking into consideration all relevant factors including the performance of the particular executive and the success of management generally in carrying out the objectives of the Company. For example, during the past fiscal year (a) the Company's personnel worked diligently and extensively in improving operating efficiencies, resulting in substantial reductions of accounts receivable, rental and lease equipment and bank borrowings; and (b) the Company achieved increased net income and net income margin in spite of continuing adverse market conditions. The Committee regarded these efforts as creditable performances on the part of management justifying appropriate bonuses.

Compensation Procedure.

        In the first quarter of each fiscal year the Compensation Committee meets to review executive compensation and to make recommendations for executive bonuses for the fiscal year ended the preceding May 31st and base compensation for the then current fiscal year.

        The Chief Executive Officer and the President give the Compensation Committee a report and recommendation respecting each of the executives other than themselves. They also supply the Compensation Committee with whatever information the Compensation Committee requests concerning their own performance and any other aspects of the Company's operations which might be relevant in fixing or recommending compensation for the Chief Executive Officer and the President.

        The Compensation Committee makes its recommendations to the Board. The Board fixes the compensation by appropriate resolutions. In most instances the Board follows the recommendations of the Compensation Committee. The Chief Executive Officer and the President, both of whom are members of the Board, do not participate in the Board's consideration of their compensation and absent themselves when their compensation is being considered and voted upon.

The Chief Executive Officer and the President.

        In 1986 the Company entered into written Executive Employment Agreements with Daniel Greenberg, the Chief Executive Officer, and with William Weitzman, the President. The Agreements were amended in November 1988 and were further amended and restated in July 1992.

        In their present form the Agreements provide for a three year rolling term at a base salary of not less than $300,000 for the Chief Executive Officer and not less than $250,000 for the President. Base salary is adjusted annually based upon the consumer price index and may be increased at any time by the Board or its Compensation Committee.

        The Agreements provide that the Executive shall be entitled to receive bonuses and incentive compensation each year in addition to his base salary. In determining the amount of such bonus and incentive compensation, consideration is to be given to all pertinent factors including, but not limited to, the following:

        "...historic policies and practices, business revenues, business profits, the quality of the Executive's performance and the value of his contributions to the Company, the prevailing compensation levels for comparable executive officers in businesses of size, complexity and/or character similar to those of the Company."

        The Executives are also entitled to receive employee benefits comparable to those provided to its senior executives; family health care benefits upon retirement; and to certain other payments and benefits in case of the Executive's involuntary termination including such termination following a change of control. A "change of control" is defined to include a transaction in which any person or entity becomes the beneficial owner, directly or indirectly, of 20% or more of the Company's Common Stock. According to an amendment filed to a Schedule 13G in February 14, 2001, Private Capital Management, a passive investor in the Company, beneficially owns Common Stock aggregating more than 20% of the total outstanding Common Stock.

        No other executive officer of the Company is employed pursuant to a formal written employment agreement.

Stock Option Plans.

        The Company's current stock option plan is the 1996 Stock Option Plan. Options under the 1990 Stock Option Plan are all granted. However, options granted under the prior Plans which have not expired or been forfeited, are valid and exercisable according to the terms of the respective option grants.

        The 1996 Stock Option Plan provides for Incentive Stock Options which may only be granted to employees, and for Nonstatutory Stock Options which may be granted to non-employee directors and consultants.

        The 1996 Stock Option Plan Committee grants Incentive Stock Options to key employees of the Company, including Company Executives, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and to attract new employees with outstanding qualifications. In granting stock options, the 1996 Stock Option Plan Committee confers with senior management and with the Compensation Committee.

        During the fiscal year ended May 31, 2001, no stock options were granted to the Chief Executive Officer. Stock options with an exercise price of $11.625 were granted to four of the five highest paid executives as follows: William Weitzman, 19,500 options; Gary B. Phillips, 11,000 options; Steven Markheim, 11,000 options; and Dennis M. Clark, 6,000 options.

        Directors are granted Nonstatutory Stock Options under our 1996 Stock Option Plan based upon an amendment to that plan, adopted November 1, 1996. This amendment sets forth a formula pursuant to Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 whereby each non-employee director receives 6,000 options the first year of service and 4,000 options the second year of service. Directors are entitled to receive additional stock options under our 1996 Director Option Plan, which is described above in the Section entitled "Stock Option Plans--1996 Director Option Plan."


COMPENSATION COMMITTEE                            STOCK OPTION COMMITTEE

Will Richeson, Jr., Chairman                      Gerald D. Barrone, Chairman
Gerald D. Barrone                                 Nancy Y. Bekavac
Nancy Y. Bekavac                                  Joseph J. Kearns
Joseph J. Kearns                                  S. Lee Kling
S. Lee Kling
Michael R. Peevey

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

        This graph compares our total shareholder return with (1) the NASDAQ
(US) Index, (2) the Russell 2000 Index, and (3) the composite prices of the companies listed by Value Line, Inc. in its Industrial Services Group ("Peer Group"). Our Common Stock is listed in both the Russell 2000 Index and the Industrial Services Group. The comparison is over a five year period, beginning May 31, 1996 and ending May 31, 2001. The total shareholder return assumes $100 invested at the beginning of the period in our Common Stock and in each index. It also assumes reinvestment of all dividends.


                        CUMULATIVE FIVE YEAR TOTAL RETURN
                     VALUE OF $100 INVESTED ON MAY 31, 1996
                            FISCAL YEARS ENDED MAY 31









                                     1996       1997       1998       1999       2000       2001
                                     ----       ----       ----       ----       ----       ----
Electro Rent Corporation              100         93        193        101         87        129
NASDAQ Stock Market - US              100        113        143        202        276        172
Russell 2000                          100        107        130        126        139        147
Value Line Industrial Services        100        127        175        133        245        309

                                   PROPOSAL 2

                     AMENDMENT TO 1996 DIRECTOR OPTION PLAN
         INCREASING NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER PLAN

        We believe that our outside directors whose continued services are considered essential to our continuing progress should have a stake in our stock price performance under programs that link compensation to shareholder return. As a result, stock option grants to our outside directors are an integral part of our compensation program for outside directors. We currently rely on a single plan, the 1996 Director Option Plan, for these grants. We currently have approximately 9,523 shares of Common Stock remaining under this plan for future grants. Rather than adopting a new stock option plan at the present time, we propose to increase the number of shares of Common Stock available for grants under the 1996 Director Option Plan from 50,000 to 100,000 shares, an increase of 50,000 shares of Common Stock. The Board has adopted such an amendment to the 1996 Director Option Plan subject to shareholder approval. The following is a summary of the material features of the plan, as amended. The summary is qualified in it entirety by reference to the full text of the 1996 Director Option Plan and the amendment to that plan, which are attached as Annex A and B, respectively.

SUMMARY DESCRIPTION OF THE 1996 DIRECTOR OPTION PLAN

        Proposed Amendment. The proposed amendment to the 1996 Director Option Plan would increase the number of shares of Common Stock available for grant under the plan from 50,000 to 100,000.

        Type of Awards. We may award nonstatutory, or non-qualified, stock options which are not intended to qualify for any special treatment under the Internal Revenue Code to our directors who are not also employees of Electro Rent or any subsidiary of Electro Rent. The plan does not permit the award of "phantom stock," "stock appreciation rights" or other similar awards.

        Administration. The plan is administered by committee of the Board comprised of our directors who are not eligible to receive options under the plan. Each option is evidenced by written agreement in a form approved by the committee. No options granted under the plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        Grant of Options. On or before the first business day following June 1, each director eligible to receive stock option grants under the plan must notify the Secretary of Electro Rent in writing that he or she has elected irrevocably to defer the payment of one-third, two-thirds, or all of the amount to which the director is entitled to receive for serving as a director on the Board in the relevant fiscal year, not including fees for attending meetings of the Board or any committee of the Board. If no such notice is given and received, the director shall be deemed to have waived the right to defer any part of the amount to which he or she is entitled to receive. Each director who elects to receive options to purchase Common Stock under the plan in lieu of cash automatically receives nonstatutory options as of the first business day following June 1 for a number of shares of Common Stock equal to the amount of the deferred director's fees divided by 75% of the fair market value per share on the date of grant.

        Exercise Price and Duration of Options. Upon exercise of the options, the director pays 25% of the fair market value per share on the date of grant. The exercise price is payable in cash. No option may be exercised before the first anniversary of the date upon which it was granted or after the expiration of five years from the date upon which it was granted. Options shall become exercisable upon retirement of the optionee because of age or total and permanent disability, or upon his or her death.

        Duration and Amendment of 1996 Director Option Plan. The 1996 Director Option Plan became effective upon its adoption by the Board on July 11, 1996, and will continue in effect for 10 years unless terminated earlier in accordance with the terms of the Plan. The amendment to the plan became effective upon its adoption by the Board on April 12, 2001 and, assuming shareholder approval at the Annual Meeting, the amended plan will continue in effect until the termination of the 1996 Director Option Plan.

Federal Income Tax Consequences.

        Nonqualified Stock Options. Under current Federal income tax law, the grant of a nonqualified stock option has no tax effect on Electro Rent or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the options committee, the exercise of a nonqualified stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder's tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss. Any capital gain will be long-term capital gain if the shares are held for more than eighteen months after exercise, mid-term capital gain if the shares are held for more than one year but up to eighteen months after exercise and short-term capital gain if the shares are held for one year or less after exercise. Capital losses will be long-term if the holding period is more than one year and short-term otherwise. We will normally be allowed, at the time of recognition of ordinary income by the option holder upon exercise, to take a deduction for Federal income tax purposes in an amount equal to such recognized income.

VOTE REQUIRED

        Under applicable law and our Bylaws, the amendment to the 1996 Director Option Plan must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal. We believe that shareholder approval in accordance with our Bylaws will also satisfy the shareholder approval requirement of the Section 162(m) Regulations.

        THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN.

                                   PROPOSAL 3

                  APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

        Our Board, upon a recommendation of its Audit Committee, has selected the accounting firm of Arthur Andersen LLP as Electro Rent's independent auditors for the fiscal year ended May 31, 2002, subject to approval by the shareholders at the Annual Meeting. Arthur Andersen LLP has no financial interest of any kind in Electro Rent except the professional relationship between auditor and client.

        Audit Fees. We entered into an agreement with Arthur Andersen LLP on May 3, 2001 fixing our aggregate fees at $110,000 for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements for the fiscal year ended May 31, 2001, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year. As of August 15, 2001, all but $4,000 of these fees had been billed.

        All Other Fees. We estimate that the aggregate fees billed by Arthur Andersen LLP for services rendered to Electro Rent, other than the services described above under "Audit Fees," during the fiscal year ended May 31, 2001, will be approximately $18,500. These fees primarily relate to income tax compliance services and are not billed until after our tax return filing date of February 15, 2002.

        Attendance of Annual Meeting. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

        Proposal 3 must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

        Notwithstanding the ratification by the shareholders of the appointment of Arthur Andersen LLP, the Board or the Audit Committee may, if the circumstances warrant, appoint other independent public accountants.

        THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED MAY 31, 2002.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                     FOR PRESENTATION AT 2002 ANNUAL MEETING

        Any proposal which a shareholder wishes to have presented for consideration at the 2002 Annual Meeting must be received at our principal office, attention: Steven Markheim, Secretary, no later than May 31, 2002.

                                  OTHER MATTERS

        As of the date of this proxy statement the Board does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matter properly comes before the meeting, the holders of the proxies will act in each instance in accordance with their best judgment.

        In addition to the solicitation of proxies by mail, certain of our employees, without extra remuneration, may solicit proxies. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for the cost of forwarding the material. We will bear the cost of solicitation.

        Copies of our 2001 Annual Report are being mailed to shareholders. Additional copies and additional information, including our Annual Report on Form 10-K, filed with the Securities and Exchange Commission may be obtained by any shareholder without charge. Requests should be addressed to our principal office, attention: Steven Markheim, Secretary.


                                         By order of the Board



                                         Steven Markheim
                                         Secretary


Van Nuys, California
August 23, 2001

                                                                         ANNEX A


                            ELECTRO RENT CORPORATION

                            1996 DIRECTOR OPTION PLAN


        1. PURPOSE.

        The purpose of this 1996 Director Option Plan (the "Plan") of the Corporation is to encourage ownership in the Corporation by outside directors whose continued services are considered essential to the Corporation's continuing progress, and thus to provide the directors with a further incentive to continue as directors of the Corporation.

        2. DEFINITIONS.

           (a) Annual Retainer" shall mean the amount to which the Eligible Director will be entitled to receive for serving as a director of the Corporation in the relevant Plan Year; but shall not include fees for attending meetings of the Board or of any committee of the Board.

           (b) "Board" shall mean the Board of the Corporation.

           (c) "Change of Control" shall mean and shall be deemed to have occurred if (a) any person or entity (other than the current chief executive officer of the Corporation), including a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), is or becomes the beneficial owner, directly or indirectly, of Shares having 20% or more of the total number of votes that may be cast for the election of members of the Board; or (b) as a result of or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were members of the Board immediately prior to the Transaction cease to constitute a majority of the members of the Board or of the Board of any successor to the Corporation.

           (d) "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as may be amended hereafter from time to time.

           (e) "Committee" shall mean the committee of the Board provided for in
Section 4 of the Plan.

           (f) "Common Stock" shall mean the Common Stock of the Corporation without par value.

           (g) "Corporation" shall mean Electro Rent Corporation, a California corporation.

           (h) "Disability" shall mean the condition of an Eligible Director who is unable to perform his duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The determination of Disability shall be by a doctor or doctors acceptable to the Corporation.

           (i) "Eligible Director" shall mean a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

           (j) "Exercise Price" shall mean the price per Share of Common Stock at which an Option may be exercised.

           (k) "Fair Market Value" shall mean the value of one Share of Common Stock, determined as follows:

               (1) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

               (2) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

               (3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

           (l) "Nonstatutory Stock Option" shall mean an option not described in
Section 422 of the Code.

           (m) "Option" shall mean any Nonstatutory Stock Option granted pursuant to the Plan.

           (n) "Plan" shall mean this Electro Rent Corporation 1996 Director Stock Option Plan, as it may be amended from time to time.

           (o) "Plan Year" shall mean the period from June 1 of each calendar year to and including May 31 of the ensuing calendar year, commencing with June 1, 1996.

           (p) "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

           (q) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 8 of the Plan, as applicable.

           (r) "Subsidiary" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

        3. EFFECTIVE DATE AND EXPIRATION.

           The Plan was adopted by the Board effective June 1, 1996, subject to the approval of the Corporation's shareholders pursuant to Section 12 of the Plan. Options may be granted pursuant to the Plan until the expiration of the Plan, to wit: ten years from the date of its actual adoption by the Board.

        4. ADMINISTRATION.

           The Plan shall be administered by the Committee. The Committee shall consist of the directors of the Corporation who are not Eligible Directors. The Board shall appoint one of the members of the Committee as Chairman. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

        5. ELIGIBILITY AND PARTICIPATION.

           The only persons eligible to participate in the Plan are Eligible Directors.

        6. STOCK SUBJECT TO THE PLAN.

           The Stock subject to the Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed Twenty-five Thousand (25,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in
Section 8 hereof upon the occurrence of an event specified therein.

        7. PROCEDURES AND TERMS OF OPTIONS.

           (a) Election to Defer Annual Retainer.

               On or before the first business day of each Plan Year, each Eligible Director shall notify the Secretary of the Corporation in writing that he or she has elected irrevocably to defer the payment of one-third, two-thirds, or all of his or her Annual Retainer for the Plan Year. If no such notice is given and received, the Eligible Director shall be deemed to have waived the right to defer any part of his or her Annual Retainer for the Plan Year.

           (b) Grant of Options.

               Each Eligible Director who has elected to defer all or part of his or her Annual Retainer shall automatically receive Nonstatutory Options as of the first business day of the Plan Year equal to the nearest number of whole shares determined in accordance with the following formula:

               Dollar Amount of Annual Retainer Deferred
               -----------------------------------------   =   Number of Shares
               75% of Fair Market Value on Date of Grant

           (c) Options Non-Transferable.

               Options granted under the Plan are not transferable by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee they may be exercised only by the Optionee. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

           (d) Period of Option.

               No Option may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option shall become exercisable upon retirement of the Optionee because of age or total and permanent disability, or upon his or her death. No Option shall be exercisable after the expiration of five years from the date upon which it was granted.

           (e) Exercise of Options.

               Options may be exercised only by written notice to the Corporation at its head office accompanied by payment in cash of the full consideration for the Shares as to which they are exercised.

           (f) Exercise Price.

               The Option price per Share of each Option being exercised is twenty-five percent (25%) of the Fair Market Value per Share on the date the Option was granted.

           (g) Exercise by Representative Following Death of Director.

               If an Optionee dies when he or she could have exercised Options and has not fully exercised the Options, then the Options may be exercised in full at any time within 12 months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

           (h) Disability of Optionee.

               If an Optionee ceases to be an Eligible Director by reason of Disability, such Optionee shall have the right to exercise the Options at any time within 12 months after ceasing to be an Eligible Director, but only to the extent that, at the date of termination, the Optionee's right to exercise such Options had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

           (i) Retirement or Termination of Optionee or Change of Control.

               If an Optionee ceases to be an Eligible Director by reason of retirement or termination for any reason other than death or Disability, or in the event of a Change of Control, the Optionee shall have the right to exercise the Options at any time within three months after termination or after the Change of Control, but only to the extent that, at the date of termination or after the Change of Control, the Optionee's right to exercise such Options had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

           (j) When Right Accrues.

               For the purpose of Subsections (g), (h) and (i) of this Section 7, the right to exercise Options granted as of the first day of the particular Plan Year shall be deemed to accrue quarterly in advance on the first days of June, September, December and March during that Plan Year.

           (k) Rights as a Shareholder.

               An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

           (l) Modification, Extension and Renewal of Options.

               Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

           (m) Sequential Exercise.

               Unless required by law or by the particular Option Agreement, Options may be exercisable with respect to all or any part of the Shares subject thereto without regard to the sequence in which Options were granted to the Optionee (under this Plan or otherwise) to purchase any stock in the Corporation, in a parent or subsidiary of the Corporation, or in any predecessor corporation.

           (n) Stock Option Agreements.

               Options granted under this Plan shall be evidenced by written Option Agreements consistent with and subject to the terms and conditions in this Plan, and in such form as the Committee shall from time to time determine. The Option Agreements may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

        8. RECAPITALIZATIONS.

           Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

           Subject to any required action by shareholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation otherwise provides.

           To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

           Except as expressly provided in this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

           The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        9. SECURITIES LAW REQUIREMENTS.

           (a) Legality of Issuance.

               No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

               (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from the registration requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

               (iii) any other applicable provision of state or Federal law has been satisfied.

           Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

           "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ('ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

           Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on all persons.

           (b) Registration or Qualification of Securities.

           The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

           (c) Exchange of Certificates.

           If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

        10. AMENDMENT OF THE PLAN.

            The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's shareholders, no such revision or amendment shall:

            (a) Increase the number of Shares subject to the Plan;

            (b) Change the designation in Section 5 hereof with respect to the persons eligible to receive Options; or

            (c) Amend this Section 10 to defeat its purpose.

        11. APPLICATION OF FUNDS.

            The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

        12. APPROVAL OF SHAREHOLDERS.

            The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding Shares present and entitled to vote at the first annual meeting of shareholders of the Corporation following the adoption of the Plan, and in no event later than December 31, 1996. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 10 shall also be subject to approval by the Corporation's shareholders.

        13. EXECUTION.

            To record the adoption of the Plan by the Board on July 11, 1996, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.


                                       ELECTRO RENT CORPORATION

                                       By
                                         -------------------------------------
                                         President


                                       By
                                         -------------------------------------
                                         Secretary


[Seal]

                            ELECTRO RENT CORPORATION
                             STOCK OPTION AGREEMENT
                              (NONSTATUTORY OPTION)

                           (1996 DIRECTOR OPTION PLAN)


        THIS AGREEMENT, entered into this ______ day of ______________, 199__, between ELECTRO RENT CORPORATION, a California corporation (the "Company"), and _________________________________________ (the "Optionee").

                                 R E C I T A L S

        A. The Board of the Company (the "Board") has established the Electro Rent Corporation 1996 Director Option Plan (the "Plan") in order to provide outside directors of the Company with a favorable opportunity to acquire shares of the Company's common stock ("Stock").

        B. The Board has determined that it would be in the best interests of the Company and its shareholders to grant the Option described in this Agreement to the Optionee as an inducement to remain as a director of the Company, and as an incentive for increasing efforts during such service.

        NOW, THEREFORE, it is agreed as follows:

        1. Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

        2. Grant of Option. Pursuant to the Plan, the Company hereby grants to the Optionee as of the date thereof the option to purchase all or any part of an aggregate of __________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 8 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

        3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $__________ per share.

        4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue quarterly from date of grant and shall be exercisable one year from the date of this grant except as otherwise herein provided. No Option shall be exercisable after the expiration of five years from the date upon which it was granted.

        5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 or any other applicable requirement of Federal or state law has not been met.

        6. Exercise by Representative Following Death of Director. If an Optionee dies when he or she could have exercised Options and has not fully exercised the Options, then the Options may be exercised in full at any time within 12 months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of this Option Agreement and had not previously been exercised.

        7. Disability of Optionee. If an Optionee ceases to be an Eligible Director by reason of Disability, such Optionee shall have the right to exercise the Options at any time within 12 months after ceasing to be an Eligible Director, but only to the extent that, at the date of termination, the Optionee's right to exercise such Options had accrued pursuant to the terms of this Option Agreement and had not previously been exercised.

        8. Retirement or Termination of Optionee or Change of Control. If an Optionee ceases to be an

Eligible Director by reason of retirement or termination for any reason other than death or Disability, or in the event of a Change of Control, the Optionee shall have the right to exercise the Options at any time within three months after termination or after the Change of Control, but only to the extent that, at the date of termination or after the Change of Control, the Optionee's right to exercise such Options had accrued pursuant to the terms of this Option Agreement and had not previously been exercised.

        9. Nontransferability. The Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

        10. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

        11. Exercise of Option. The Option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Committee and (b) full payment of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Option Price shall be payable in full in United States Dollars upon the exercise of the Option.

        12. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person.

        13. Rights as a Shareholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the shares subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

        14. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

        15. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee's determinations shall be conclusive and binding on all interested persons.

        16. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                               ELECTRO RENT CORPORATION

                                               By
-------------------------------                  ------------------------------
Optionee


-------------------------------
(Please print Optionee's name)


-------------------------------
Optionee's Spouse*


-------------------------------
(Please print spouse's name)



-------------------------------
        *Include Signature and name of Optionee's spouse, if Optionee is married.


                                   SCHEDULE 1

                                RIGHT TO EXERCISE


        Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows:

                (a) Commencing one year after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option.

                (b) Commencing two years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                (c) Commencing three years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                (d) Commencing four years after the date of this Agreement, the entire Option may be exercised to the extent it has not previously been exercised.

                                                                        ANNEX B


                            ELECTRO RENT CORPORATION
                            1996 DIRECTOR OPTION PLAN

                                AMENDMENT NO. ONE


        This is Amendment No. One (this "AMENDMENT") to the Electro Rent Corporation 1996 Director Option Plan (the "PLAN").

                                   RECITATIONS

        1. Words, phrases and names capitalized in this Amendment and in the Plan shall have the meanings ascribed to them in the Plan.

        2. The Plan was adopted by the Board of the Corporation on July 11, 1996, and was ratified and approved by the Shareholders of the Corporation at the annual meeting of Shareholders held on October 3, 1996.

        3. On April 9, 1998 the Board adopted a resolution providing for a two-for-one split of the Corporation's Stock (the "Stock Split") in the form of a one hundred percent (100%) stock dividend, effective May 12, 1998.

        4. As a result of the Stock Split and the anti-dilution provisions of
Section 8 of the Plan, the number of Shares for which Options may be granted was increased from 25,000 Shares to 50,000 Shares.

        5. As of the date of this Amendment Options for 40,477 Shares have been granted, and Options for 9,523 Shares remain ungranted.

        6. In order for the Plan to continue to carry out its purpose, it is necessary and appropriate to increase the number of Shares for which Options may be granted.

                                    AGREEMENT

        7. Section 6 of the Plan is hereby amended to read as follows:

           "6. STOCK SUBJECT TO THE PLAN.

           "The Stock subject to the Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed One Hundred Thousand (100,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. The limitations established by this
           Section 6 shall be subject to adjustment in the manner provided in
           Section 8 hereof upon the occurrence of an event specified therein."

        8. This Amendment shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding Shares present and entitled to vote at the first annual meeting of Share- holders of the Corporation following the adoption of this Amendment, and in no event later than December 31, 2001. Prior to such approval, Options may be granted pursuant to this Amendment but shall not be exercisable.

        9. To record the adoption of this Amendment by the Board on April 12, 2001, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.


                                           ELECTRO RENT CORPORATION



                                           By
                                             ---------------------------------
                                             President

                                           By
                                             ---------------------------------
                                             Secretary

ELECTRO
RENT
CORPORATION                   PROXY
6060 SEPULVEDA BOULEVARD
VAN NUYS, CALIFORNIA 91411-2512

--------------------------------------------
                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                  DIRECTORS.

                              The undersigned hereby appoints Daniel Greenberg, William Weitzman and Joseph J. Kearns as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Electro Rent Corporation held of record by the undersigned on August 23, 2001 at the annual meeting of shareholders to be held on October 11, 2001, or any adjournment thereof.

1. ELECTION OF DIRECTORS                         FOR all nominees listed below                 WITHHOLD AUTHORITY
                                                 (except as marked to the                      (to vote for all nominees listed
                                                 contrary below)  [ ]                          below)  [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name on the list below.)

                  G. D. Barrone, N. Y. Bekavac, D. Greenberg,
                    J. J. Kearns, S. L. Kling, M. R. Peevey,
                         W. Richeson, Jr., W. Weitzman

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. PROPOSAL TO APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP as the independent public accountants of the corporation.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

    This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the eight nominees for directors and for proposals 2, 3 and 4.

    PLEASE SIGN EXACTLY AS NAME APPEARS OF RECORD ON YOUR STOCK CERTIFICATES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                        DATED:............, 2001

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                                 Title

                                                        ------------------------
                                                           Signature, if held
                                                                jointly

                                                        When signing as
                                                        attorney, as executor,
                                                        administrator, trustee,
                                                        or guardian, please give
                                                        full title as such. If a
                                                        corporation, please sign
                                                        in full corporate name,
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.